                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                               VYSIS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                  VYSIS, INC.
                              3100 WOODCREEK DRIVE
                       DOWNERS GROVE, ILLINOIS 60515-5400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 30, 1999

    The Annual Meeting of Stockholders ("Annual Meeting") of Vysis, Inc. (the "Company") will be held at the Amoco Management Learning Center, Forum B, located at 2001 Butterfield Road, Downers Grove, Illinois 60515, on June 30, 1999, at 10:00 a.m. for the following purposes:

        1. To elect seven directors of the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

        2.  To adopt the 1999 Outside Directors Stock Option Plan; and

        3. To act upon such other matters as may properly come before the meeting or any adjournment or postponements thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the meeting and at any adjournment thereof is May 3, 1999. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company for a period of at least ten days prior to the meeting.

    Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy promptly in the accompanying reply envelope. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                       [LOGO]

                                          William E. Murray
                                          SECRETARY

Downers Grove, Illinois

May 3, 1999

                                  VYSIS, INC.
                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS

    These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Vysis, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of the Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on June 30, 1999, at the Amoco Management Learning Center, Forum B, located at 2001 Butterfield Road, Downers Grove, Illinois 60515, and at any adjournments or postponements of the Annual Meeting. These proxy materials will be first mailed to stockholders on or about May 28, 1999.

                         VOTING RIGHTS AND SOLICITATION

VOTING

    Only common stockholders of record on the books of the Company at the close of business on May 3, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. Each of these stockholders will be entitled to one vote per share. There were outstanding at the close of business on the Record Date 9,807,016 shares of common stock of the Company ("Common Stock"). The presence in person or by proxy of the holders of shares of Common Stock representing a majority of all outstanding shares of Common Stock entitled to vote will constitute a quorum. Votes cast in person or by proxy will be tabulated by inspectors of election appointed for the Annual Meeting who will determine whether a quorum is present.

    Proxies will be voted on the proposals referred to thereon, and presented at the Annual Meeting, in accordance with the stockholder's specifications marked thereon. Stockholders are encouraged to specify their choices on matters to be voted upon. If no specification is made with respect to any such proposal, a proxy will be voted as to such proposal in accordance with the recommendation of the Board of Directors set forth in this Proxy Statement. A proxy may be revoked at any time before it is voted at the meeting by voting in person or by delivering a later dated proxy or a written notice of revocation to the Secretary of the Company so as to be received by the Secretary prior to the vote.

    If a quorum is present, abstentions and broker non-votes will have no effect on the outcome of the election of directors since directors are elected by a plurality of the votes cast. However, approval of the 1999 Outside Directors Stock Plan will require the affirmative vote of the holders of shares of Common Stock representing more than 50% of the voting power of shares represented at the meeting in person or by proxy and entitled to vote on the matter. As a result, shares which abstain from voting will count as votes against the adoption of such plan and broker non-votes will have no effect on the outcome.

SOLICITATION OF PROXIES

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers, or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

GENERAL

    The names of persons who are nominees for director and their positions and offices with the Company are set forth in the table below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting and until their successors have been elected and qualified. Stockholders may not cumulate votes in the election of directors.

                                                      POSITIONS AND OFFICES HELD
NOMINEES                                                   WITH THE COMPANY
---------------------------------------  -----------------------------------------------------
William M. Bartlett                      Director
John L. Bishop                           President, Chief Executive Officer and Director
Kenneth L. Melmon                        Director
Anthony J. Nocchiero                     Nominee for Director
Walter R. Quanstrom                      Co-Chairman of the Board of Directors
Frank J. Sroka                           Director
Richard C. Williams                      Co-Chairman of the Board of Directors

BUSINESS EXPERIENCE OF DIRECTORS

    Mr. William M. Bartlett, 66, has been a Director since September 1997. For more than the last five years, Mr. Bartlett has served as a consultant to various companies in the health care industry. Mr. Bartlett is a director of Medco Research, Inc., an adenosine technology and cardiovascular development company. Mr. Bartlett served as Chief Executive Officer-Medical Products Group and Corporate Vice President for G.D. Searle & Co., a manufacturer and distributor of hospital equipment and diagnostic equipment from 1978 to 1982. He was also President, Atlantic International Division of American Hospital Supply Company from 1975 to 1978 and of the V. Mueller Surgical Instrument Division from 1971 to 1975.

    Mr. John L. Bishop, 54, has served as President and as a Director since November 1993 and became Chief Executive Officer in February 1996. From 1991 until November 1993, Mr. Bishop was Chairman and Chief Executive Officer of MicroProbe Corporation, a manufacturer of DNA probe diagnostics and therapeutics and, from 1987 until 1991, of Source Scientific Systems, an original equipment manufacturer of automated diagnostic systems. From 1984 until 1986, Mr. Bishop was President and Chief Operating Officer of Gen-Probe, Inc., a developer and manufacturer of DNA probe diagnostics for infectious diseases. From 1968 until 1984, Mr. Bishop held various management positions with American Hospital Supply Company and its affiliates, including a three year assignment in Japan as an Executive Vice President and Chief Executive Officer of International Reagents Corp., a joint venture between American Hospital Supply Company and Green Cross Corporation.

    Kenneth L. Melmon, M.D., 64, has been a Director since September 1997. Dr. Melmon has been a Scientific Advisory Board member of the Company since August 1994. He is also a director of Epoch, Inc., a biotechnology corporation. Since July 1994 he has been Associate Dean, Postgraduate Medical Education at Stanford University School of Medicine. Dr. Melmon was Associate Chairman, Department of Medicine at the Stanford University School of Medicine from July 1989 to July 1993 and was Chairman, Stanford University Hospital Technology Transfer Program from July 1988 to July 1993. He was Chairman,

Department of Medicine at the Stanford University School of Medicine from 1978 to 1984 and has been Professor of Medicine and Molecular Pharmacology since 1978.

    Anthony J. Nocchiero, 47, is the Chief Financial Officer of the Chemicals Stream of BP Amoco p.l.c. ("BP Amoco") and Vice President and Controller, North America of BP Amoco and has held such positions since December 31, 1998, the date of the merger between Amoco Corporation ("Amoco") and the former British Petroleum Corporation. Prior to the merger, he had worked in various financial management positions for Amoco since 1975, most recently as Vice President and Controller.

    Walter R. Quanstrom, Ph.D., 56, has been a Director since September 1997 and has served as Co-Chairman of the Board of Directors since January 1999. Dr. Quanstrom is presently BP Amoco's Group Vice President, HSE, responsible for BP Amoco's medical department, product safety, toxicology, industrial hygiene, environmental conservation and safety, and prior to December 1998 held a similar position with Amoco since 1987.

    Mr. Frank J. Sroka, J.D., 50, was appointed to the Board of Directors of the Company in September 1993. Mr. Sroka has served as General Attorney for BP Amoco with responsibility for the legal matters of Amoco Technology Company and its subsidiaries since September 1993. Prior to such position, Mr. Sroka held positions in the Research, Patents & Licensing and Law departments of Amoco since 1970.

    Mr. Richard C. Williams, 55, has been a Director since September 1997 and has served as Co-Chairman of the Board of Directors since January 1999. Mr. Williams has served as President of Connor-Thoele Limited, a consulting and financial advisory firm which serves the health care and pharmaceuticals industry, since March 1989. Mr. Williams has served as chairman of the board of directors since October 1992 and as a director of Medco Research, Inc., an adenosine technology and cardiovascular development company, since January 1991, as a director of Centaur, Inc., a private equine diagnostic company, since January 1991 and as a director of Immunomedics, Inc., a biopharmaceutical research company, since March 1993. Prior to these positions Mr. Williams served as Vice President and Chief Financial Officer of Erbamont, N.V., a pharmaceutical company, and held a variety of financial management positions at Abbott Laboratories and American Hospital Supply Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1998, the Board of Directors held ten meetings. Each director attended 90% or more of the aggregate meetings of the Board of Directors and the committees on which such director served.

    The Company has three standing Board Committees: The Strategic Planning Committee, the Audit Committee and the Compensation Committee. The Company does not have a nominating committee.

    The Strategic Planning Committee is responsible for establishing and monitoring the achievement of long term strategic goals for the Company. This Committee met once during 1998. This Committee currently consists of Messrs. Bartlett, Bishop, Carr, Melmon and Williams (Chairman).

    The Audit Committee is responsible for reviewing the Company's financial procedures and controls and for selecting and meeting with the independent auditors. This Committee met three times during 1998. This Committee currently consists of Messrs. Bartlett, Sroka and Williams (Chairman).

    The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Company's executive officers and for administering the Company's employee benefit plans. The Compensation Committee met three times during 1998. This Committee currently consists of Messrs. Bartlett (Chairman), Carr, Melmon and Williams. The 1998 Long Term Incentive Plan of the Company is administered by a subcommittee of the Compensation Committee consisting solely of non-employee directors (the "Stock Option Subcommittee"). During 1998 the Stock Option Subcommittee consisted of Messrs. Bartlett, Melmon and Williams and held four meetings.

DIRECTOR COMPENSATION

    Each director who is not an employee of the Company or any subsidiary or affiliate of the Company (an "Outside Director") receives a fee of $2,000 per month and $2,000 per board meeting attended. On October 1, 1998, each of the Company's Outside Directors (Messrs. Bartlett, Melmon and Williams) received, in consideration for serving on the Board of Directors, an option grant with respect to 5,000 shares of Common Stock with an exercise price equal to $5.60 per share and an expiration date of October 1, 2008. Subject to stockholder approval of the Company's 1999 Outside Directors Stock Option Plan (the "Directors Plan"), each Outside Director will receive, upon election to the Board of Directors for his or her initial term, an option grant with respect to 10,000 shares of Common Stock and, as of the date of each regular annual meeting of the Company's stockholders (beginning with the 1999 meeting), each person who is an Outside Director at the close of such meeting will receive an option grant with respect to 5,000 shares of Common Stock. All options granted under the Directors Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant and a maximum term of 10 years (See Proposal No. 2). None of the remaining directors receive any compensation for serving on the Board of Directors.

    On March 29, 1999, the Company announced that Mr. Williams would become directly involved, for an interim period, in the implementation of the Company's 1999 operating plan. In recognition of his expanded responsibilities during this period, Mr. Williams will receive a retainer of $20,500 per month and an option to purchase 160,000 shares of Common Stock at a price of $5.60 per share. This option has the same exercise provisions as those options granted to the Company's executive officers during 1998. See "Executive Compensation and Related Information--Stock Options"

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends a vote FOR the nominees listed herein.

                                PROPOSAL NO. 2.
            APPROVAL OF THE 1999 OUTSIDE DIRECTORS STOCK OPTION PLAN

    The Directors Plan will become effective immediately upon approval by the stockholders and, if approved, will continue in effect until terminated by the Board of Directors.

    The summary of the Directors Plan which follows is qualified in its entirety by reference to the complete text of the Directors Plan as set forth as Exhibit A hereto.

GENERAL DESCRIPTION

    The Directors Plan provides that, on the date of an Outside Director's initial election to the Board of Directors, the Outside Director will receive an option to purchase 10,000 shares of Common Stock. In addition, the Directors Plan provides that each person who is an Outside Director at the close of the regular annual meeting of the Company's stockholders (beginning with the 1999 meeting) will receive an option to purchase 5,000 shares of Common Stock. All options awarded under the Directors Plan will have an option price equal to the greater of (i) fair market value of a share of Common Stock on such date (determined in accordance with the Directors Plan), or (ii) the par value of a share of Common Stock on such date. All options granted under the Directors Plan will be immediately exercisable at the date of grant and will remain in effect for ten years after the date of grant (or, if earlier, the first anniversary of the date on which the Outside Director's service as a director of the Company terminates for any reason).

    The maximum number of shares of Common Stock reserved for issuance under the Directors Plan is 100,000 shares, subject to adjustment as provided in the Directors Plan to reflect certain corporate transactions affecting the number and type of outstanding shares. The closing price of the Common Stock reported on NASDAQ for April 29, 1999 was $3 1/16.

    Under Federal income tax laws and regulations presently in effect, an Outside Director who receives an option under the Directors Plan will not recognize income for Federal income tax purposes upon the grant of the option and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of the option, the Outside Director will recognize ordinary income equal to the difference between the option price and the fair market value of the Common Stock on the date of exercise and the Company will be entitled to a corresponding deduction.

STOCKHOLDER APPROVAL

    Approval of the Directors Plan will require the affirmative vote of the holders of shares of the Company representing more than 50% of the voting power of shares represented in person or by proxy and entitled to vote at the Annual Meeting, with the result that shares which abstain from voting would count as votes against the Directors Plan and broker non-votes would have no effect on the outcome. Proxies not limited to the contrary will be voted for approval of the Directors Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors believes that approval of the 1999 Outside Directors Stock Option Plan is necessary in order to attract and retain as Outside Directors persons whose abilities, experience and judgment can contribute to the progress of the Company and to facilitate the Director's ability to acquire a proprietary interest in the Company. For this reason, the Board of Directors recommends that the stockholders vote FOR the approval of the 1999 Outside Directors Stock Option Plan.

                            OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 1, 1999 for (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all directors, the nominee for director and executive officers as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the shares beneficially owned by them.

OWNERSHIP OF COMPANY STOCK

                                                                                       NUMBER OF SHARES
                                                                                         BENEFICIALLY        PERCENT
NAME                                                                                       OWNED(1)           OWNED
-----------------------------------------------------------------------------------  --------------------  -----------
BP Amoco p.l.c. ...................................................................       6,662,682(2)           68.0%
  200 East Randolph Drive
  Chicago, Illinois 60601
Crabbe Huson Group, Inc. ..........................................................         523,000(3)            5.3%
  121 SW Morrison, Suite 1400
  Portland, Oregon 97204
John L. Bishop ....................................................................         117,990               1.2%
James J. Habschmidt ...............................................................          97,814               1.0%
George R. Kennedy .................................................................          31,335                 *
James P. Marcella .................................................................          28,748                 *
Steven A. Seelig ..................................................................          57,496                 *
William M. Bartlett ...............................................................          27,797                 *
Robert C. Carr ....................................................................               0                 *
Kenneth L. Melmon .................................................................          26,288                 *
Anthony J. Nocchiero ..............................................................               0                 *
Walter R. Quanstrom ...............................................................          10,000                 *
Frank J. Sroka ....................................................................               0                 *
Richard C. Williams ...............................................................          32,797                 *
Directors, Nominee for Director and Executive Officers as a Group
(15 persons) ......................................................................         467,342               4.6%

------------------------

*   Less than 1 percent

(1) The share amounts include those shares as to which the following persons had a right to acquire beneficial ownership by exercising stock options as of March 1, 1999, or within 60 days after that date; Mr. Bishop, 114,990 shares; Mr. Habschmidt, 22,814 shares; Mr. Kennedy, 31,335 shares; Mr. Marcella, 28,748 shares; Dr. Seelig, 57,496 shares; Mr. Bartlett, 8,879 shares; Dr. Melmon, 26,288 shares; Mr. Williams, 8,879 shares; and all directors, nominee for director and executive officers as a group, 336,506 shares.

(2) All such shares of Common Stock are owned of record by Amoco Technology Company, an indirect wholly owned subsidiary of BP Amoco.

(3) Information with regard to Crabbe Huson Group, Inc. is based solely on a
    Schedule 13G, dated February 12, 1999, containing information as of December 31, 1998. According to such Schedule 13G, Crabbe Huson Group Inc. shared voting power with respect to 498,000 shares and shared investment power with respect to 523,000 shares.

OWNERSHIP OF BP AMOCO SHARES

    The following table sets forth as of April 20, 1999, the ownership of American depositary shares (each representing six ordinary shares of BP Amoco) by the Company's directors, the nominee for director, the Named Executive Officers, and all directors, the nominee for director and executive officers of the Company as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the shares beneficially owned by them. The directors, the nominee for director and executive officers of Vysis own in the aggregate less than one percent of the ordinary shares of BP Amoco.

                                                                                                NUMBER OF SHARES
                                                                                                  BENEFICIALLY
NAME                                                                                                OWNED(1)
--------------------------------------------------------------------------------------------  --------------------
John L. Bishop..............................................................................               72
James J. Habschmidt.........................................................................                0
George R. Kennedy...........................................................................                0
James P. Marcella...........................................................................                0
Steven A. Seelig............................................................................            2,248
William M. Bartlett.........................................................................                0
Robert C. Carr..............................................................................           23,779
Kenneth L. Melmon...........................................................................                0
Anthony J. Nocchiero........................................................................           46,425
Walter R. Quanstrom(2)......................................................................          106,819
Frank J. Sroka(3)...........................................................................           49,166
Richard C. Williams.........................................................................                0
Directors, Nominee for Director and Executive Officers as a Group
  (15 persons)(2)(3)........................................................................          228,509

------------------------

(1) The share amounts include those shares as to which the following persons had a right to acquire beneficial ownership by exercising stock options as of April 20, 1999, or within 60 days after that date; Mr. Nocchiero, 43,800 shares; Dr. Quanstrom, 87,999 shares; Mr. Sroka, 35,333; and all directors, nominee for director and executive officers as a group, 167,132 shares. Also included are shares owned in the Amoco Performance Share Plan and those allocable to the Amoco Stock Fund accounts of participants in the Amoco Employee Savings Plan as of April 23, 1999.

(2) Includes 661 shares as to which Dr. Quanstrom shares voting and dispositive authority.

(3) Includes 2,736 shares as to which Mr. Sroka shares voting and dispositive authority.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report initial ownership of the Company's Common Stock and any subsequent changes in ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely upon a review of the forms filed by such persons and furnished to the Company, and written representations of such persons, the only failure by such persons to file on a timely basis was a failure by Mr. Williams to timely report one purchase transaction that occurred in September 1998. The purchase was inadvertently omitted from the Form 4 filed by Mr. Williams in early October 1998. A corrected Form 4 was filed promptly thereafter.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the compensation earned, by the Company's Chief Executive Officer and the four other highest-paid executive officers for the 1998 fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. The individuals included in the table are collectively referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                           ANNUAL COMPENSATION          AWARDS           ALL OTHER
                                                          ---------------------  --------------------  COMPENSATION
NAME AND PRINCIPAL POSITION                      YEAR       SALARY      BONUS      STOCK OPTIONS(#)         (1)
---------------------------------------------  ---------  ----------  ---------  --------------------  -------------
John L. Bishop...............................       1998  $  250,385  $  50,000        320,000(2)        $   5,000
  President and Chief                               1997     224,035     25,000             --               4,750
  Executive Officer                                 1996     210,000     36,500        131,387              18,946

James J. Habschmidt(3).......................       1998     234,077         --        280,000(2)            5,000
  Executive Vice President and Chief                1997      25,926         --         54,745                  --
  Financial Officer

George R. Kennedy(4).........................       1998     166,984         --        176,000(2)            3,062
  Senior Vice President                             1997     153,877         --          7,300               3,468
  Sales and Marketing                               1996     123,258         --         36,497              36,480

Steven A. Seelig.............................       1998     162,695         --        200,000(2)               --
  Vice President Research                           1997     138,910         --             --               2,240
  and Development and Chief Medical                 1996     130,200         --         65,694               4,007
  Officer

James P. Marcella............................       1998     138,154         --         60,000(2)            4,195
  Vice President Operations                         1997     129,385         --             --               3,882
                                                    1996     125,000     15,000         32,847               3,822

------------------------

(1) Amounts represent the Company's 401(k) contributions made on behalf of each of the named individuals and the reimbursement of 1996 relocation expenses in the amounts of $14,446 for Mr. Bishop and $34,305 for Mr. Kennedy.

(2) One-half of the total number of options granted during 1998 represent options granted in July 1998 and cancelled in October 1998 in connection with the grant of replacement options.

(3) Mr. Habschmidt ceased employment with the Company in March 1999.

(4) Mr. Kennedy ceased employment with the Company in March 1999.

STOCK OPTIONS

    The following table summarizes options to purchase shares of Common Stock granted during the year ended December 31, 1998 to the Named Executive Officers. The amounts shown as potential realizable values on the options identified in the table are based on assumed annualized rates of appreciation in the price of the Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the SEC. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL REALIZABLE
                                                                 % OF TOTAL                              VALUE AT ASSUMED ANNUAL
                                                    NUMBER OF      OPTIONS                                 RATES OF STOCK PRICE
                                                      SHARES     GRANTED TO                              APPRECIATION FOR OPTION
                                                    UNDERLYING    EMPLOYEES                                        TERM
                                       DATE OF       OPTIONS      IN FISCAL    EXERCISE     EXPIRATION   ------------------------
NAME                                    GRANT       GRANTED(1)      YEAR         PRICE         DATE          5%          10%
-----------------------------------  ------------  ------------  -----------  -----------  ------------  ----------  ------------
John L. Bishop.....................       7/22/98    160,000(2)         7.6%   $    9.75      7/22/2008  $  981,076  $  2,486,238
                                          10/1/98    160,000            7.6         5.60      10/1/2008     563,490     1,427,993

James J. Habschmidt................       7/22/98    140,000(2)         6.6         9.75      7/22/2008     858,441     2,175,458
                                          10/1/98    140,000            6.6         5.60      10/1/2008     493,053     1,249,494

George R. Kennedy..................       7/22/98     88,000(2)         4.2         9.75      7/22/2008     539,592     1,367,431
                                          10/1/98     88,000            4.2         5.60      10/1/2008     309,919       785,396

Steven A. Seelig...................       7/22/98    100,000(2)         4.7         9.75      7/22/2008     613,172     1,553,899
                                          10/1/98    100,000            4.7         5.60      10/1/2008     352,181       892,496

James P. Marcella..................       7/22/98     30,000(2)         1.4         9.75      7/22/2008     183,952       466,170
                                          10/1/98     30,000            1.4         5.60      10/1/2008     105,654       267,749

------------------------

(1) All of the options listed in the foregoing table become exercisable in increments following (A) the achievement by the Company of sustained profitability (defined as two consecutive quarters of positive net earnings) and (B) the completion of specified product milestones, but in no event later than the ninth anniversary of the date of grant. In addition, upon the occurrence of a Change in Control (as defined in the 1998 Long Term Incentive Plan) all of the options will become fully exercisable. In the case of certain events constituting a Change in Control that involve a person acquiring 40% or more of the combined voting power of all of the Company's outstanding securities, a holder of an option may elect to receive the value of such option in cash.

(2) All such grants were cancelled in October 1998 in connection with the grant of a replacement option with an exercise price of $5.60 per share and an expiration date of 10/1/2008 but otherwise with identical terms.

    The following table below sets forth information with respect to the Named Executive Officers concerning their exercise of options during 1998 and the unexercised options held by them as of the end of 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                        NUMBER OF                            OPTIONS AT             IN-THE-MONEY OPTIONS
                                         SHARES           VALUE          DECEMBER 31, 1998        AT DECEMBER 31, 1998(1)
                                        ACQUIRED        REALIZED     --------------------------  --------------------------
NAME                                   ON EXERCISE         ($)       EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------  ---------------  -------------  -----------  -------------  -----------  -------------
John L. Bishop.....................            --              --       104,038        187,349    $ 504,064    $   132,506
James J. Habschmidt................            --              --        19,391        175,354       51,095         93,158
George R. Kennedy..................            --              --        27,683        104,114      121,595         55,233
Steven A. Seelig...................            --              --        52,020        113,674      252,037         66,251
James P. Marcella..................            --              --        26,010         36,837      126,018         33,125

------------------------

(1) Based on the closing price of the Common Stock on December 31, 1998 of $5 3/8 per share.

    The following table sets forth information concerning option repricings during 1998 which constitute the only repricing of options held by any executive officer of the Company during the last ten fiscal years. The rationale for such repricings are discussed under "Compensation Committee Report--1998 Option Repricing."

                           TEN YEAR OPTION REPRICING

                                                SECURITIES     MARKET
                                                UNDERLYING    PRICE OF     EXERCISE                  LENGTH OF ORIGINAL
                                                 NUMBER OF    STOCK AT     PRICE AT        NEW          OPTION TERM
                                                  OPTIONS      TIME OF      TIME OF     EXERCISE    REMAINING AT DATE OF
NAME                                  DATE       REPRICED     REPRICING    REPRICING    PRICE(1)         REPRICING
--------------------------------  ------------  -----------  -----------  -----------  -----------  --------------------
John L. Bishop
 President and Chief Executive
 Officer........................       10/1/98     160,000    $   4.625    $    9.75    $    5.60   9 years 10 months

James J. Habschmidt
 Executive Vice President and
 Chief Financial Officer........       10/1/98     140,000        4.625         9.75         5.60   9 years 10 months

Steven A. Seelig
 Vice President Research and
 Development and Chief Medical
 Officer........................       10/1/98     100,000        4.625         9.75         5.60   9 years 10 months

George R. Kennedy
 Senior Vice President Sales and
 Marketing......................       10/1/98      88,000        4.625         9.75         5.60   9 years 10 months

James P. Marcella
 Vice President Operations......       10/1/98      30,000        4.625         9.75         5.60   9 years 10 months

Russel K. Enns
 Vice President Regulatory
 Matters........................       10/1/98     100,000        4.625         9.75         5.60   9 years 10 months

William E. Murray
 General Counsel and
 Secretary......................       10/1/98      20,000        4.625         9.75         5.60   9 years 10 months

Paul Steuperaert
 President, European
 Operations.....................       10/1/98      50,000        4.625         9.75         5.60   9 years 10 months

------------------------

(1) The exercise price of the replacement options represents the average of the closing prices of the Common Stock for the 35 trading day period ending on October 1, 1998, the date on which the replacement options were granted.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

    None of the Company's Named Executive Officers have employment, change in control, or severance agreements with the Company, and their employment may be terminated at any time by the Board of Directors. Pursuant to the terms of the option agreements entered into during 1998 in connection with options granted under the Company's 1998 Long Term Incentive Plan, payments may be made to each of the Named Executive Officers holding such options following a change in control. See "--Stock Options."

COMPENSATION COMMITTEE REPORT

    The compensation for the Company's executive officers is set by the Board of Directors, after consideration of the Compensation Committee's recommendations. The Stock Option Subcommittee of the Compensation Committee also has exclusive responsibility for the administration of the 1998 Long Term Incentive Plan under which awards may be made to executive officers.

    EXECUTIVE COMPENSATION PROGRAMS

    The Company's executive compensation programs, which contain no special perquisites, consist of three principal elements: base salary, cash bonus, and stock options. The Company's objective is to emphasize incentive compensation in the form of stock option grants, rather than base salary or cash bonuses. The Board of Directors sets the annual base salary for executives after consideration of the recommendations of the Compensation Committee. Before making its recommendations, the Compensation Committee reviews historical compensation levels of the executives, evaluates past performance, and assesses expected future contributions of the executives. In making determinations regarding base salaries, the Company considers generally available information regarding salaries prevailing in the industry but does not tie salaries to any particular indices.

    The Company does not maintain any formal incentive bonus plan under which its executive officers are paid cash bonuses. The Board of Directors determines any cash bonus in light of the Compensation Committee's recommendations. Before making its recommendations on any cash bonus, the Compensation Committee reviews overall Company financial and operating performance, the performance of each executive officer and each executive officer's individual contributions.

    The Company relies upon long-term incentives through stock option grants as an integral part of the Company's executive officer compensation program. The Company generally makes option grants to executive officers on the date of hire and periodically thereafter. Stock option grants are instrumental in promoting the alignment of long-term interests between the Company's executive officers and stockholders, because the executives realize gains only if the stock price increases over the fair market value at the date of grant and the executives exercise their options. As part of this program, the Company's stockholders approved in July 1998, the Company's 1998 Long Term Incentive Plan, which provides for option grants to executive officers and management. Option grants were approved in 1998 by the Stock Option Subcommittee of the Compensation Committee under the 1998 Long Term Incentive Plan to each of the executive officers. In determining the amount of such grants, the Stock Option Subcommittee considered each executive officer's expected contributions to the future growth of the Company, the responsibilities of each executive officer, and grants to other executives in the industry holding comparable positions as well as the executive's position within the Company.

    Under the Company's 1996 Stock Incentive Plan, the predecessor to the 1998 Long Term Incentive Plan, all option grants to executive officers vest in monthly increments over a four year period. In contrast, all stock option grants made under the 1998 Long Term Incentive Plan during 1998 contained vesting provisions explicitly tied to the future financial and operating performance of the Company in order to provide close alignment between executive performance and stockholder benefit. In particular, these vesting provisions first conditioned the vesting of the option grants upon the Company achieving sustained profitability, defined as two consecutive quarters in which the Company's revenues exceeded expenses of the business. Second, as an additional condition, the vesting of the option grants was proportionally tied to the Company's commercial introduction of specified clinical products and major research products. The Compensation Committee believes that these vesting provisions provide appropriate alignment between executive performance and stockholder value.

    1998 OPTION REPRICING

    The stock option grants under the 1998 Long Term Incentive Plan were initially made at the fair market value of the Company's Common Stock on July 22, 1998 of $9.75 per share. However, shortly following the award of these grants, the Company's Common Stock price began a decline to a low of about $4.00 per share in late September 1998 due to what the Compensation Committee believed were market conditions for small capitalization biotechnology stocks generally rather than any adverse development related to the Company. The Board of Directors initiated a review of the incentive aspects of the 1998 option grants and concluded that it was appropriate for the Stock Option Subcommittee to consider a repricing of the option grants. After considering the intended long term incentive and retention aspects of the 1998 option grants, as well as the performance based vesting provisions of such option grants, and after receiving the advice of an outside compensation consultant, the Stock Option Subcommittee approved on October 1, 1998 the repricing of all 1998 option grants to an option price of $5.60 per share of Common Stock. The new option price was arrived at by averaging the closing prices of the Common Stock for the 35 trading day period ending on the date of the repricing and represented a 21% premium over the closing price of the Common Stock on that date. This repricing was implemented by cancellation of the grants made in July 1998 and the issuance of replacement options in October 1998. Because of the performance based vesting provisions of the options, none of the replacement options are currently exercisable.

    COMPENSATION DEDUCTIBILITY

    Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of the corporation. This provision permits exclusions of certain forms of "performance based compensation" from the compensation taken into account for the purposes of that limit.

    In general, compensation attributable to stock options granted under the 1998 Long Term Incentive Plan would qualify as "performance based compensation" and therefore be excluded from this deduction limitation. One requirement that option grants must meet to qualify is that the number of shares covered by such option, when added to the number of shares covered by any other options granted under the plan during that year, not exceed the maximum individual limit of 250,000 shares established by the 1998 Long Term Incentive Plan. Under applicable U.S. Treasury regulations, both the original July 1998 option grants and the replacement options granted in October 1998 in connection with the option repricing discussed above are counted against this maximum individual limit. As a result, the compensation attributable to a portion of the replacement option grants (70,000 shares in the case of Mr. Bishop and 30,000 in the case of Mr. Habschmidt) would not qualify as "performance based compensation" and would be included in determining whether their compensation exceeded the one million dollar limit in the year the options are exercised, assuming such individuals are subject to the provisions of Section 162(m) at that time.

    The Compensation Committee believes that, although it is desirable for executive compensation to be tax deductible for the Company, whenever in the Committee's judgment tax deductibility would not be consistent with objectives for the particular compensation, the Company should compensate its executive officers fairly in accordance with the guidelines discussed in this report and not be unduly limited by the anticipated tax treatment. Accordingly, the total compensation paid to an executive officer in any year may exceed the amount that is deductible. The Compensation Committee will continue to assess the impact of
Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

    In its determination of the stock option repricing described above, the Stock Option Subcommittee approved the repricing of all of the 1998 option grants to Mr. Bishop and to Mr. Habschmidt without regard to the one million dollar limit of Section 162(m). The Stock Option Subcommittee concluded that the incentive aspects of the grants to Mr. Bishop and Mr. Habschmidt outweighed the potential limit on the Company's deduction of compensation paid to Mr. Bishop and Mr. Habschmidt.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Bishop's performance was evaluated, and his compensation determined, in accordance with the factors described above applicable to executive officers generally. For the fiscal year ended December 31, 1998, Mr. Bishop's base salary was increased 11.7% from his salary for 1997, and he was granted a cash bonus of $50,000, an increase of 100% compared to his 1997 cash bonus of $25,000.

    During July 1998, the Stock Option Subcommittee granted Mr. Bishop an option to purchase 160,000 shares of the Company's Common Stock with an option price of $9.75. (This grant was cancelled and replaced with a new grant for the same number of shares but with a lower exercise price in October 1998 in connection with the option repricing discussed above.) In addition to the factors applicable to executive officers generally described above, the amount of the original grant reflected Mr. Bishop's overall contributions to the Company during fiscal 1998 in completing an initial public offering of the Company's Common Stock, in positioning the Company for future growth, and the significant contributions that the Company anticipates he will make in the future.

                                          COMPENSATION COMMITTEE

                                          WILLIAM M. BARTLETT, CHAIRMAN
                                          ROBERT C. CARR
                                          KENNETH L. MELMON
                                          RICHARD C. WILLIAMS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998 the Compensation Committee consisted of Messrs. Bartlett, Carr, Melmon and Williams. During the last completed fiscal year, no executive officer of the Company served as a director or member of the compensation committee (or other board committee performing an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

                               PERFORMANCE GRAPH

    The following performance graph compares changes, for the periods indicated, in the Cumulative Total Return on an investment in Common Stock with (i) the Standard & Poor's 500 Stock Index (the "S&P 500") and (ii) the NASDAQ Biotechnology Index (the "Peer Group").

    The comparison reflects the investment of $100 on February 5, 1998, and the reinvestment of dividends, in each of Common Stock, the S&P 500 and the Peer Group. "Cumulative Total Return" on a share of Common Stock, the S&P 500 and the Peer Group is measured by dividing (a) the sum of (i) the cumulative amount of dividends for the period of February 5, 1998 through December 31, 1998 (assuming the reinvestment of dividends over such period), and (ii) the difference between the price of a share of Common Stock, the S&P 500 and the Peer Group, respectively, at February 5, 1998, and December 31, 1998, by (b) the price of a share of Common Stock, the S&P 500 and the Peer Group, respectively, at February 5, 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             VYSIS,
              INC.      S&P 500   NASDAQ BIOTECHNOLOGY
2/5/98        $100.00    $100.00                $100.00
12/31/98       $44.60    $124.19                $141.78

                                                           FEBRUARY 5, 1998   DECEMBER 31, 1998
                                                           -----------------  -----------------
Vysis, Inc...............................................      $     100          $   44.60
S&P 500..................................................      $     100          $  124.19
Nasdaq Biotechnology.....................................      $     100          $  141.78

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company has historically received certain legal services (internal and external), research and development support, and administrative support from BP Amoco and paid for such services and support on an actual usage or pro rata basis. During 1998 the Company received research and development support costing $131,000. In addition, during 1998, BP Amoco paid on behalf of the Company certain expenses aggregating $32,000. Prior to the Company's initial public offering in February 1998 (the "IPO"), the Company also received cash advances to meet its working capital requirements and assets from BP Amoco. Prior to the IPO, such advances during 1998 aggregated $1.7 million and were accounted for by BP Amoco as an intercompany receivable from Vysis and added to an existing note payable to BP Amoco. As of February 10, 1998, the balance of the note payable to BP Amoco was $10.1 million. Upon consummation of the IPO, $8.1 million of the principal of this note was converted into Common Stock of the Company and the remaining note balance of $2.0 million of the principal and accrued interest was repaid with a portion of the proceeds of the IPO.

    The Company and BP Amoco have entered into a Cooperation Agreement, which sets out the terms on which BP Amoco and the Company will cooperate in handling various matters following the IPO, including the allocation of costs and liability for certain patent infringement litigation brought by Gen-Probe, Inc. in which the Company and BP Amoco are defendants.

    Prior to the completion of the IPO, the Company has been included in the consolidated or combined federal and state income tax returns of BP Amoco. For periods after the completion of the IPO, the Company will no longer be included in BP Amoco's federal consolidated return, although it may continue to be included in one or more state or local combined returns. The Company entered into a tax sharing agreement with BP Amoco, effective January 1, 1996, which provided for a capital contribution to the Company in an amount approximating the tax effect of including the Company's results of operations prior to the IPO in BP Amoco's consolidated federal tax return. Under this agreement, $1.1 million was recorded as contributed capital and a related reduction of the note payable to BP Amoco during 1998 for the losses incurred by the Company in 1998 prior to the IPO.

    Under state tax laws in a number of states, including Illinois (the state in which much of the Company's business is taxed), the Company is required by law to be included in BP Amoco's unitary state tax returns as long as BP Amoco owns or controls 50 percent or more of the voting equity of the Company. Under the tax sharing agreement, for tax periods subsequent to the IPO, the Company pays BP Amoco, or BP Amoco pays the Company, as the case may be, an amount determined on the basis of a comparison between the actual combined tax liability of BP Amoco and the liability that would have arisen had the Company been excluded from BP Amoco's unitary returns. The Company and BP Amoco are currently unable to estimate the amount of state income tax benefit to be received by the Company as a result of its loss position for the period February 11, 1998 through December 31, 1998.

    Immediately prior to the completion of the IPO, Vysis and BP Amoco entered into a registration rights agreement (the "Registration Agreement") pursuant to which Vysis granted BP Amoco registration rights under the Securities Act of 1933 as amended (the "Securities Act") with respect to the shares of Common Stock owned by BP Amoco. Under the Registration Agreement, BP Amoco has the right to demand that the Company register its shares under the Securities Act. Under the Registration Agreement, BP Amoco may only sell securities under one effective demand registration per calendar year and the right may only be exercised with respect to specified minimum amounts of shares of Common Stock. The Company may postpone such a demand under certain circumstances. BP Amoco will have the right to include shares of Common Stock owned by it in any registration proposed by the Company under the Securities Act, subject to certain limitations.

                              INDEPENDENT AUDITORS

    Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended December 31, 1998, and has been selected to serve as the Company's independent auditors for the fiscal year ending December 31, 1999. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions of stockholders.

    On December 31, 1998, the Company dismissed PricewaterhouseCoopers LLP ("PWC") as the Company's independent accountant. On November 20, 1998, PWC notified the Company that upon final approval of the merger between British Petroleum and Amoco Corporation, PWC would no longer be independent with respect to the Company. The Company was informed that a lack of independence will result due to the business relationship between PWC and the anticipated merged British Petroleum-Amoco Corporation organization, the Company's majority shareholder.

    PWC's report on the financial statements of the Company for the years ending December 31, 1997, 1996 and 1995 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the

Company's financial statements for the years ending December 31, 1997, 1996 and 1995 and in subsequent interim periods through December 31, 1998, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter of the disagreements in its report. In addition, there has been no reportable events for the years ending December 31, 1997, 1996 and 1995 and subsequent periods through December 31, 1998 as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, promulgated under the Securities Exchange Act of 1934 (a "Reportable Event").

    Effective December 31, 1998, the Company retained Deloitte & Touche LLP ("D&T") as its independent auditors. The decision to change auditors was approved by the Audit Committee of the Board of Directors of the Company. Prior to engaging D&T, the Company had never consulted D&T concerning either the application of accounting principles to a specified completed or uncompleted transaction, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was either the subject of a disagreement with the Company's former accountant or a Reportable Event. Further, there was no written report or oral advice provided that D&T concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 2000 must be received by the Company no later than January 4, 2000 in order to be included in the proxy statement and related proxy materials.

    The bylaws of the Company provide for certain procedures which stockholders must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting. These procedures are applicable whether or not the proposal is intended to be included in the proxy materials for that meeting. Generally, the stockholder must notify the Secretary of the Company of the proposal not less than 60 days nor more than 90 days before the first anniversary of the prior year's annual meeting. The notice must include the name and address of the stockholder. If the notice relates to a nomination for director, it must also set forth the name, age, principal occupation and business and residence address of any nominee(s), the number of shares of Common Stock beneficially owned by the nominee(s), and such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules (including the written consent of each nominee). Notice of an item of business must include a brief description of the proposed business, the reasons for conducting the proposed business at the annual meeting and any material interest of such stockholder in the proposed business.

                                   FORM 10-K

    THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO VYSIS, INC., 3100 WOODCREEK DRIVE, DOWNERS GROVE, ILLINOIS 60515-5400, ATTENTION: WILLIAM E. MURRAY

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                       [LOGO]

                                          William E. Murray

                                          SECRETARY

May 3, 1999

                                                                       Exhibit A

                                  VYSIS, INC.
                    1999 OUTSIDE DIRECTORS STOCK OPTION PLAN

    1. PURPOSE. The purpose of this Vysis, Inc. 1999 Outside Directors Stock Option Plan (the "Plan") is to attract and retain as non-employee directors of Vysis, Inc. ("Vysis") persons whose abilities, experience and judgment can contribute to the continued progress of Vysis and its subsidiaries and to facilitate the directors' ability to acquire a proprietary interest in Vysis.

    2.  ADMINISTRATION.

    2.1. ADMINISTRATION BY COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board of Directors of Vysis or a subcommittee thereof (the "Committee"). Notwithstanding the foregoing, no member of the Committee shall act with respect to the administration of the Plan except to the extent consistent with the exempt status of the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    2.2. AUTHORITY. Subject to the provisions of the Plan, the Committee shall have the authority to (a) interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan,
(b) correct any defect or omission and to reconcile any inconsistency in the Plan or in any award made hereunder, and (c) make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The determination of the Committee on matters within its authority shall be conclusive and binding on Vysis and all other persons.

    3. PARTICIPATION. Only Outside Directors shall be eligible to participate in the Plan. As of any applicable date, an "Outside Director" is a person who is serving as a director of Vysis and who is not an officer or employee of Vysis or any subsidiary or affiliate of Vysis as of that date.

    4. DEFINITION OF FAIR MARKET VALUE. For purposes of the Plan, the "Fair Market Value" of a share of common stock of Vysis ("Stock") as of any date shall be the closing market composite price for such Stock as reported on NASDAQ on that date or, if Stock is not traded on that date, on the immediately preceding date on which Stock was traded.

    5.  SHARES SUBJECT TO THE PLAN.

    5.1. NUMBER OF SHARES RESERVED. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by Vysis as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 5.3, the number of shares of Stock which may be issued with respect to awards under the Plan shall not exceed 100,000 shares.

    5.2.  REUSAGE OF SHARES.

    (a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any award under the Plan, that number of shares of Stock that was subject to the award but not delivered shall again be available for awards under the Plan.

    (b) Notwithstanding the provisions of paragraph (a), shares of Stock which are surrendered in payment of the Option Price (as defined in subsection 6.3) upon the exercise of an Option (as defined in subsection 6.1) shall not be available for reissuance under the Plan.

    5.3. ADJUSTMENTS TO SHARES RESERVED. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of Stock which are or may be subject to awards under the Plan and the terms of any outstanding awards (including the Option Price) shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Outside Directors under the Plan.

    6.  OPTIONS.

    6.1. DEFINITIONS. The grant of an "Option" under this Section 6 entitles the Outside Director to purchase shares of Stock at the Option Price, subject to the terms of this Section 6. Options granted under this Section 6 shall be non-qualified stock options which are not intended to be "incentive stock options" as that term is described in section 422(b) of the Internal Revenue Code of 1986, as amended.

    6.2. AWARDS OF OPTIONS. Each Outside Director shall be awarded Options under this Section 6 in accordance with the following:

    (a) Upon his election to the Board for his first term, each Outside Director shall be awarded an Option to purchase 10,000 shares of Stock.

    (b) As of the date of each regular annual meeting of Vysis' stockholders (beginning with the 1999 annual meeting of stockholders), each person who is an Outside Director at the close of such meeting shall be awarded an Option to purchase 5,000 shares of Stock.

    6.3. OPTION PRICE. The price at which shares of Stock may be purchased upon the exercise of an Option (the "Option Price") shall be the greater of (i) the Fair Market Value of a share of Stock as of the date on which the Option is granted, or (ii) the par value of a share of Stock on such date.

    6.4.  EXERCISE.  Each Option granted to an Outside Director under this
Section 6 shall be immediately exercisable as of the date of grant and no Option shall be exercisable after the Expiration Date (as defined in subsection 6.5). The full Option Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. The Option Price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof.

    6.5. EXPIRATION DATE. The "Expiration Date" with respect to an award under the Plan means the earlier of the following dates:

    (a)  the ten-year anniversary of the date on which the award is granted; or

    (b) the one-year anniversary of the date on which the Outside Director's service as a director of Vysis terminates for any reason.

    7.  MISCELLANEOUS.

    7.1. EFFECTIVE DATE. The Plan shall be effective upon its adoption by the Board of Directors (the "Board") and the stockholders of Vysis. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options under it are outstanding.

    7.2. LIMIT ON DISTRIBUTION. Distribution of shares of Stock shall be subject to the following:

    (a) Notwithstanding any other provision of the Plan, Vysis shall have no liability to deliver any shares of Stock under the Plan unless such delivery would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

    (b) The Committee may, at any time, add such conditions and limitations to any Option awarded hereunder or any feature of any such Option, as the Committee, in its sole discretion, deems necessary or desirable to comply with
Section 16(a) or 16(b) of the Exchange Act and the rules and regulations thereunder or to obtain any exemption therefrom.

    (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

    7.3. TRANSFERABILITY. Options awarded under the Plan are not transferable except as designated by an Outside Director by will or by the laws of descent and distribution. To the extent that the Outside Director who receives an Option under the Plan has the right to exercise such Option, the Option may be exercised during the lifetime of the Outside Director only by the Outside Director.

    7.4. NOTICES. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of Vysis, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

    7.5. AGREEMENT WITH VYSIS. At the time of the grant of an Option to an Outside Director under the Plan, the Committee may require an Outside Director to enter into an agreement with Vysis (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

    7.6. LIMITATION OF IMPLIED RIGHTS. The Plan does not constitute a contract of continued service, and participation in the Plan shall not give any Outside Director the right to be retained as a director of Vysis, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any right as a stockholder of Vysis prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

    7.7. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

    7.8. GENDER AND NUMBER. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

    8.  AMENDMENT AND TERMINATION.

    The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 5.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Outside Director under any Option made under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding the foregoing or any other provision of the Plan or any Agreement, the Board or the Committee may amend the Plan or the terms of any Option to the extent it deems necessary to preserve pooling-of-interest accounting treatment for any transaction which is intended to be accounted for through such accounting method.

                      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                OF VYSIS, INC.
                           TO BE HELD ON JUNE 30, 1999
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned, revoking any proxy heretofore given, hereby appoints William M. Bartlett, John L. Bishop and Richard C. Williams who each hold the power to appoint a substitute, proxies of the undersigned, with respect to all of the shares of Common Stock of Vysis, Inc. as to which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vysis, Inc. to be held at 10:00 a.m. on Wednesday, June 30, 1999, at the Amoco Management Learning Center, Forum B, 2001 Butterfield Road, Downers Grove, Illinois 60515, and any adjournments thereof.

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

  PLEASE MARK IN THE BOX IN THE FOLLOWING MANNER, USING DARK INK ONLY  /X/.

  PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

  IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                               FOLD AND DETACH HERE

        PLEASE MARK YOUR
  /X/   VOTES AS IN THIS
        EXAMPLE.

        THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE MATTER SPECIFICALLY REFERRED TO BELOW.


(1) ELECTION OF DIRECTORS


    / / FOR          / / WITHHELD

  Nominees:

  William M. Bartlett, John L. Bishop, Kenneth L. Melmon, Anthony J. Nocchiero, Walter R. Quanstrom, Frank J. Sroka and Richard C. Williams.

  For, except vote withheld from the following nominee(s)

------------------------------------------------------------------------------
(2) TO APPROVE THE ADOPTION OF THE 1999 OUTSIDE DIRECTORS STOCK OPTION PLAN

                      / / FOR      / / AGAINST      / / ABSTAIN


 Please sign as name appears hereon. If stock is registered in the name of two or more persons, each should sign. Executors, attorneys, corporate officers, administrators and trustees should add their titles.


Signature
--------------------------------------------

Signature
--------------------------------------------

Date
--------------------------------------------

                                FOLD AND DETACH HERE